EXHIBIT 23.2





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated February 1, 2002, accompanying the consolidated financial statements of Community Capital Bancshares, Inc. appearing in the Annual Report of the Company and incorporated by reference in the Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Community Capital Bancshares, Inc. on Form S-8.


                                     /s/ Mauldin & Jenkins, LLP

                                     MAULDIN & JENKINS, LLP



Atlanta, Georgia
July 26, 2002